UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2013 (December 23, 2013)

GIBRALTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22462	16-1445150
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

3556 Lake Shore Road

P.O. Box 2028

Buffalo, New York 14219-0228

(Address of principal executive offices) (Zip Code)

(716) 826-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01 Financial Statements and Exhibits

SIGNATURE

EX – 10.1
EX – 10.2

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Approval of Over-all Limit to Award Payable Under Management Incentive Compensation Plan

On December 17, 2013, the Company’s Compensation Committee, in connection with its ongoing review of compensation policies relating to compensation of executive officers, approved an overall limit on the amount of the award payable to each individual that is eligible for an annual incentive compensation award under the terms of the Company’s Management Incentive Compensation Plan (“MICP”). The MICP is the annual incentive compensation program for the Company’s executive officers and other senior executives. Pursuant to the terms of the limit approved by the Compensation Committee, the maximum amount of the award which is payable to any participant under the terms of the MICP for any year is 3 times the target annual award for such participant for such year.

Amendment and Restatement of Chief Executive Officer Change in Control Agreement

Effective December 23, 2013, pursuant to an authorization by the Company’s Compensation Committee on December 17, 2013, the Company amended and restated the March 24, 2011 Change in Control Agreement with its Chief Executive Officer, Brian J. Lipke (the “Chief Executive Officer”). The Chief Executive Officer’s amended and restated Change in Control Agreement: (1) reduces the change in control payment from 3.5 times annual compensation to 2.75 times annual compensation; and (2) eliminates the right to receive a tax gross up for excise taxes which might become payable based on payments to be made to the Chief Executive Officer in connection with a termination of employment following a change in control.

Amendment and Restatement of Chief Executive Officer Employment Agreement

Effective December 23, 2013, pursuant to an authorization by the Company’s Compensation Committee on December 17, 2013, the Company amended and restated the August 21, 2007 Employment Agreement with its Chief Executive Officer. The Chief Executive Officer’s amended and restated Employment Agreement: (1) reflects his current base compensation; (2) provides that, in the case of a termination of his employment due to retirement, he will be entitled to receive a pro-rata payment of the annual incentive compensation payable under the Company’s MICP; (3) provides that, effective for the 2013 calendar year and thereafter, he will not be eligible to defer his receipt of his base salary or bonus under the terms of the Management Stock Purchase Plan or to receive an allocation of restricted stock units as provided for under the terms of such plan; and (4) made certain other technical, conforming changes in the amended and restated Employment Agreement. The term of the amended and restated Employment Agreement is for twelve months and is subject to renewal automatically for additional 12 month periods, unless certain notices shall have been given.

The foregoing descriptions of the amended and restated Change in Control Agreement and the amended and restated Employment Agreement are qualified in their entirety by reference to the terms and conditions of the amended and restated Change in Control Agreement and the amended and restated Employment Agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)-(c) Not Applicable

(d) Exhibits

Exhibit No.	Description

10.1	Change in Control Agreement with Brian J. Lipke dated December 23, 2013

10.2	Agreement with Brian J. Lipke dated December 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2013

GIBRALTAR INDUSTRIES, INC.

/s/ Timothy F. Murphy
Name:	Timothy F. Murphy
Title:	Vice President, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Change in Control Agreement with Brian J. Lipke dated December 23, 2013

Exhibit 10.2	Employment Agreement with Brian J. Lipke dated December 23, 2013